AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2005
                                                   Registration No. 333-100897
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                           _____________________

                              POST-EFFECTIVE
                                 AMENDMENT
                               NO. 1 TO THE
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                     Independence Community Bank Corp.
______________________________________________________________________________
          (Exact Name of Registrant as Specified in Its Charter)


           Delaware                          6035                  11-3387931
______________________________________________________________________________
(State or Other Jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                     Independence Community Bank Corp.
                            195 Montague Street
                         Brooklyn, New York 11201
                              (718) 722-5300
______________________________________________________________________________
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                 Registrant's Principal Executive Offices)

                         ________________________

                              Alan H. Fishman
                   President and Chief Executive Officer
                     Independence Community Bank Corp.
                            195 Montague Street
                         Brooklyn, New York 11201
                              (718) 722-5300
______________________________________________________________________________
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                           of Agent for Service)

                               Copies To:
                           Philip R. Bevan, Esq.
                   Elias, Matz, Tiernan & Herrick L.L.P.
                          734 15th Street, N.W.
                         Washington, D.C.  20005
                             (202) 347-0300

                     ________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                       DEREGISTRATION OF SECURITIES

     A Registration Statement on Form S-3 (No. 333-100897) (the "Registration Statement") was originally filed with the U.S. Securities and Exchange Commission (the "Commission") on October 31, 2002 by the Registrant registering for resale by the specified selling stockholder, Meridian Capital Group, LLC (the "Selling Stockholder") 520,716 shares of the Registrant's common stock. None of the shares registered were sold by the Selling Stockholder. Accordingly, all 520,716 shares of Common Stock of the Registrant registered pursuant to the Registration Statement are being deregistered hereby. The Registrant intends to carry forward the registration fee paid in connection with the Registration Statement for future registrations pursuant to Rule 457(p) promulgated pursuant to the Securities Act of 1933, as amended.


                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on this 28th day of July 2005.


                              INDEPENDENCE COMMUNITY BANK CORP.
                              By:/s/Alan H. Fishman
                                 ----------------------
                                 Alan H. Fishman, President
                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Charles J. Hamm           *                      July 28, 2005
------------------------------
Charles J. Hamm
Chairman of the Board

/s/Harry P. Doherty                                 July 28, 2005
------------------------------
Harry P. Doherty
Vice Chairman of the Board

/s/Donald M. Karp            *                      July 28, 2005
------------------------------
Donald M. Karp
Vice Chairman of the Board

/s/Victor M. Richel          *                      July 28, 2005
------------------------------
Victor M. Richel
Vice Chairman of the Board

/s/Alan H. Fishman                                  July 28, 2005
------------------------------
Alan H. Fishman
President and Chief Executive Officer
(principal executive officer)

/s/Frank W. Baier                                   July 28, 2005
-------------------------------
Frank W. Baier
Executive Vice President, Chief Financial
  Officer and Treasurer (principal financial
  and accounting officer)

/s/Willard N. Archie          *                     July 28, 2005
-------------------------------
Willard N. Archie
Director

/s/Robert B. Catell           *                     July 28, 2005
-------------------------------
Robert B. Catell
Director

/s/Rohit M. Desai             *                     July 28, 2005
-------------------------------
Rohit M. Desai
Director

/s/Chaim Y. Edelstein         *                     July 28, 2005
-------------------------------
Chaim Y. Edelstein
Director


/s/Scott M. Hand              *                     July 28, 2005
-------------------------------
Scott M. Hand
Director

/s/David L. Hinds                                   July 28, 2005
-------------------------------
David L. Hinds
Director

/s/Dennis P. Kelleher                               July 28, 2005
-------------------------------
Dennis P. Kelleher
Director

/s/John R. Morris                                   July 28, 2005
-------------------------------
John R. Morris
Director

/s/Maria Fiorini Ramirez      *                     July 28, 2005
-------------------------------
Maria Fiorini Ramirez
Director

/s/Allan Weissglass                                 July 28, 2005
-------------------------------
Allan Weissglass
Director

*Executed by Alan H. Fishman pursuant to previously granted power of attorney.